Exhibit 3.6

IBC No. 35394

BRITISH VIRGIN ISLANDS

THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE

(No. 8 of 1984)

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

TVA COMMUNICATIONS LTD.

INCORPORATED THE 5TH DAY OF OCTOBER, 1990

SUCRE & SUCRE TRUST LIMITED

P. O. BOX 3163

CHERA CHAMBERS

ROAD TOWN

TORTOLA

BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE

(No. 8 of 1984)

MEMORANDUM OF ASSOCIATION

OF

TVA COMMUNICATIONS LTD.

1.                                      NAME

The name of the Company is TVA COMMUNICATIONS LTD.

2.                                      REGISTERED OFFICE

The Registered Office of the Company will be the offices of SUCRE & SUCRE TRUST LIMITED, CHERA CHAMBERS, Road Town, Tortola, British Virgin Islands.

3.                                      REGISTERED AGENT

The Registered Agent of the Company will be SUCRE & SUCRE TRUST LIMITED, P.O. Box 3163, CHERA CHAMBERS, Road Town, Tortola, British Virgin Islands.

4.                                      GENERAL OBJECTS AND POWERS

The object of the Company is to engage in any act or activity that is not prohibit under any law for the time being in force in the British Virgin Islands including but not limited to:

4.1                                 a)                                    Invest, gather or subscribe the necessary capital to promote, establish or develop enterprises and business;

b)                                   To subscribe or promote subscription, buy, possess, hold, acquire by any other means and sell, negotiate, guarantee, assign, exchange and transfer by any other means, capital shares, credits, obligations, securities, certificates of partnership and any other title or document of any private, public or semi-public corporation or judicial person and while being owner of same, possess and exercise all the corresponding rights and privileges;

c)                                    To execute all kind of contracts, for itself or others and specially trust contracts and for the administration of stocks, credits, obligations, securities, certificates of partnership and any other title or document of any corporation or judicial persons;

d)                                   To give or receive loans, with or without guarantees such as mortgages, pledges and sureties;

e)                                    To purchase or sell, charter, sail or operate ships and vessels, as well as to execute all kind of marine contracts;

f)                                      To do and perform all and everything necessary for the attainment of any of the purposes stated in its Memorandum or Articles of Association or any amendment of same or whatever is necessary or convenient for the protection and benefit of the corporation; and,

g)                                   To carry on any lawful business whether or not such business is set forth in its Memorandum or Articles of Association or in any amendment thereof.

4.2                                 The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, to perform all acts and engage in all activities necessary or conducive to the conduct or attainment of the objects of the company.

5.                                      EXCLUSIONS

5.1                                 The Company may not:

5.1.1                      carry on business with persons resident in the British Virgin Islands;

5.1.2                      own an interest in real property situated in the British Virgin Islands, other than a lease referred to in paragraph 5.2.5 of sub-clause 5.2;

5.1.3                      carry on banking business;

5.1.4                      carry on business as an insurance or reinsurance company; or,

5.1.5                      carry on the business of providing the registered office for companies.

5.2                                 For purposes of paragraph 5.1.1 of sub-clause 5.1, the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if:

5.2.1                      it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

5.2.2                      it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

5.2.3                      it prepares or maintains books and records within the British Virgin Islands;

5.2.4                      it holds, within the British Virgin Islands, meetings of its directors or members;

5.2.5                      it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

5.2.6                      it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Ordinance or under the Companies Act; or,

5.2.7                      shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Ordinance or under the Companies Act.

6.                                     SHARES CAPITAL

6.1                              CURRENCY

Shares in the Company shall be issued in the currency of The United States of America.

6.2                              AUTHORIZED CAPITAL AND CLASSES OF SHARES

The authorized capital of the Company is Cr$900, 000.00 divided into 900,000 shares of one class, of Cr$1.00 par value each.

6.2.1                      The directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights shall be identical in each separate class.

6.3                               RIGHTS, QUALIFICATIONS OF SHARES

The directors shall by resolution have the power to issue any class or series of shares that the Company is authorized to issue in its capital, original or increased, with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

6.4                               REGISTERED OR BEARER SHARES

6.4.1                      The directors may issue all of part of its authorized shares either as registered shares or as shares to bearer.

6.4.2                      Shares issued as registered shares may be exchanged for shares issued to bearer and vice versa.

6.4.3                      Notice to members with bearer shares shall be given to one or more Special Agents for Service appointed by the Board of Directors and notified to members upon the issue of their shares. Service upon such Special Agent of any notice, information or written statement required to be given to members, shall constitute service upon the bearer of such shares until such time as a new name and address for a Special Agent for Service is appointed and notice thereof served on members as provided herein. In the absence of such Agent it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or a resolution of members determine.

6.5                               TRANSFER OF SHARES

Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

6.6                              PREFERENTIAL RIGHT

A preference is granted in favour of the members to buy the corporation registered shares that the members wish to transfer, preference that can be exercised by paying as price for said shares their book value at the close of the fiscal period immediately preceding. If there were two (2) or more members that wish to exercise the preferences granted in the Memorandum and/or Articles of Association, then each one may buy shares proportionally to the number of shares that he already has to the number of shares offered. All shares of the same class are equal, award the same rights and are subject to the same obligations and restrictions.

7.                                      AMENDMENTS

The Company may amend its Memorandum of Association and Articles of Association by a resolution of members.

The directors may however amend the Memorandum of Association solely for the purpose of changing the Registered Office.

We, the undersigned of the address stated below for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 5 day of October 1990 in the presence of the undersigned witness:

SIGNATURES

NAME AND ADDRESS
OF WITNESS	SUBSCRIBER

c/o P.O. Box 3163	SUCRE & SUCRE TRUST LIMITED
Chera Chambers	P.O. Box 3163
Road Town, Tortola,	CHERA CHAMBERS
British Virgin Islands	Road Town, Tortola,
British Virgin Islands

ARTICLES OF ASSOCIATION

OF

TVA COMMUNICATIONS LTD.

INDEX

CLAUSE

1 Definitions and Interpretation
2 Registered Shares
3 Bearer Shares
4 Shares, Authorized Capital and Capital
5 Transfer of Shares
6 Transmission of Shares
7 Reduction or Increase in Authorized Capital or Capital
8 Meetings and Consents of Members
9 Directors
10 Powers of Directors
11 Proceedings of Directors
12 Officers
13 Conflict of Interest
14 Indemnification
15 Seal
16 Dividends
17 Accounts
18 Notices
19 Arbitration
20 Voluntary Winding Up and Dissolution
21 Continuation

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE

(No. 8 of 1984)

MEMORANDUM OF ASSOCIATION

OF

TVA COMMUNICATIONS LTD.

1.                                     DEFINITIONS AND INTERPRETATION

1.1                                 The meanings of words in the Memorandum of Association and Articles of Association are as defined in the International Business Companies Ordinance number 8 of 1984 as amended by the International Business Companies Amendment Act of 1988.

1.2                                 Any words or expressions defined in the Ordinance shall bear the same meaning in these Articles.

1.3                                 Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

1.4                                 A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

1.5                                 A reference to money in these Articles is a reference to the currency of the United States of America unless otherwise stated.

2.                                     REGISTERED SHARES

2.1                                 The Company shall issue to every member holding registered or bearer shares in the Company a certificate that must be:

a) Signed by two directors or two officers of the Company, or by one director and one officer; or,

b) Under the common seal of the Company, with or without the signature of any director or officer of the Company.

2.2                                 Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnify as may be required by a resolution of directors.

2.3                                If several persons are registered as joint holders of any shares, anyone of such persons may be given an effectual receipt for any dividend payable in respect of such shares.

3.                                     BEARER SHARES

3.1                                 Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorized by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request.

3.2                                 The Company may also upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares and unless the request is delivered in person by the registered owner, it shall be authenticated. The Company may also exchange bearer shares for registered shares, but such request served on the Company by the holder of bearer shares shall specify the name and address of the person to be registered. Following such exchange the share certificate relating to the exchanged shares shall be delivered as directed by the member requesting the exchange.

3.3                                 Subject to the provisions of the Ordinance and of these Articles the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

3.4                                 Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the bearer of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company.

Without prejudice to the generality of the foregoing, the member, instead of producing the certificate may through the Special Agent for Service, if one is appointed by the Board of Directors, exercise his rights to requisition meetings, to be present in said meetings, to vote, to be convened for meetings, to waive said right and to receive the payment of dividends.

3.4.1                        The Special Agent must certify to the company that he is holding the bearer share certificate, the number of the certificate, the date of issue, the period of time for which he will be holding the share certificate, which in the case of meetings must be a period of at least three (3) days after the meeting is held.

3.5                                 The bearer of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the Chairman of any meeting of members or the Company’s registrars or any director or officer of the Company or any authorized person be obliged to inquire into the circumstances whereby a bearer share certificate came into the hands of the bearer thereof, or to question the validity or authenticity of any action taken by the bearer of a bearer share certificate whose signature has been authenticated as provided herein.

3.6                                 If the bearer of a bearer share certificate shall be a corporation, then all the rights exercisable by virtue of such shareholding, may be exercised by an individual duly authorized to represent the corporation; but, unless such individual shall acknowledge that he is representing a corporation and shall produce, upon request, satisfactory evidence that he is duly authorized to represent the corporation, the individual shall, for all purposes hereof, be regarded as the holder of the shares in any bearer share certificate held by him.

3.7                                 If any bearer share certificate, be worn out or defaced, the directors may, upon the surrender hereof for cancellation, issue a new one in its stead, and if any bearer share certificate, be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being established to their satisfaction, and upon such indemnity being given to the Company as it shall by resolution of directors determine, issue a new bearer share certificate in its stead, and in either case on payment of such sum as the require. In case of loss or destruction the person to whom such new bearer share certificate is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

4.                                     SHARES, AUTHORIZED CAPITAL AND CAPITAL

4.1                                 Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

4.2                                 Shares in the Company shall be issued for money, goods or services rendered, or any combination of the foregoing as shall be determined by a resolution of directors.

4.3                                 Shares in the Company may be issued for such amount or consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved.

The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

4.4                                 Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

4.5                                 The Company may not issue fractions of a share.

4.6                                 The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition which shall constitute a reduction in capital shall be made except in compliance with the law.

4.7                                 Shares that the Company purchases, redeems or otherwise acquires pursuant to sub-clause 4.6 may be cancelled or held as treasury shares unless such shares are in excess of 80 percent of the issued shares of the Company, in which case they shall be cancelled but they shall be available for reissue. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

5.                                     TRANSFER OF SHARES

5.1                                 Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

5.2                                 The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

5.3                                 For the purpose of Section 55 of the International Business Companies Ordinance, the Registered Agent shall have the same benefits as any director, officer, agent and liquidator, with respect to the same records therein mentioned or those under his possession, save in the case of fraud.

6.                                     TRANSMISSION OF SHARES

6.1                                 The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following two sub-clauses.

6.2                                 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

6.3                                 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

6.4                                 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

7.                                     REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

7.1                                 The Company may by a resolution of members amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of shares, increase or reduce the par value of any shares or effect any combination of the foregoing.

7.2                                The Company may amend the Memorandum to:

7.2.1                      divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or,

7.2.2                      combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series; provided however, that where shares are divided or combined under this section, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

7.3                                 The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital, and, subject to the provisions of the Law, the capital of the Company may be reduced by transferring an amount of the capital of the Company to surplus.

8.                                     MEETINGS AND CONSENTS OF MEMBERS

8.1                                 The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

8.2                                 Upon the written request of members holding 5 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

8.3                                 The directors shall give not less than 15 days notice of meetings of members to those persons whose names, on the date the notice is given, appear as members in the share register with the Company.

8.4                                 A meeting of members held in contravention of the requirement in sub-clause 8.3 is valid if:

8.4.1                      All members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose their presence at the meeting shall be deemed to constitute waiver.

8.5                                 A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

8.6                                 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

8.7                                 The following shall apply in respect of joint ownership of shares:

8.7.1                      if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

8.7.2                      if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and;

8.7.3                      if two or more of the joint owners are present in person or by proxy they must vote as one.

8.8                                 A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

8.9                                 A meeting of members is duly constituted if, at the commencement and throughout of the meeting, there are present in person or by proxy not less than 51 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting.

8.10                           If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine.

8.11                           At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

8.12                           Should the chairman have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman should fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

8.13                           Any person other than an individual shall be regarded as one member and subject to sub-clause 8.14 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

8.14                           Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

8.15                           Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

9.                                     DIRECTORS

9.1                                 The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the members for such terms as the members may determine.

9.2                                 The minimum number of directors shall be one, and the maximum number shall be fifteen.

9.3                                 Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

9.4                                 A director may be removed from office, with or without cause by a resolution of members.

9.5                                 A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice. The notice should be addressed at least to the Registered Agent’s office in the British Virgin Islands.

9.6                                 A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

9.7                                 With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.8                                 A director need not be a member and may be an individual or a company.

10.                               POWERS OF DIRECTORS

10.1                           The business and affairs of the Company shall be managed by the directors who shall pay all expenses incurred preliminary to and in connection with the formation, registration and corporate matters and may exercise all such powers of the Company as are not by the Ordinance or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

10.2                           The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

10.3                           Every officer or agent of the Company has such powers and authority of the director, including the power and authority to affix the Seal, as are forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

10.4                           Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

10.5                           The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, until the vacancy is filled the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

10.6                           All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed,  as the case may be, in such manner as shall from time to time be determined by resolution of directors.

11.                              PROCEEDINGS OF DIRECTORS

11.1                           The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.2                           A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.3                           A director shall be given not less than 7 days notice of meetings of directors, but a meeting of directors held without 7 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting.

11.4                           A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

11.5                           A meeting of directors is duly constituted for all purposes if at the commencement and throughout the meeting there are present in person or by alternate the majority of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

11.6                           If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Ordinance or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

11.7                           At every meeting of directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose someone of their number to be chairman of the meeting.

11.8                           The directors shall cause the following corporate record to be kept:

11.8.1                minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

11.8.2                copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and,

11.8.3                such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

11.9                           The books, records and minutes shall be kept at the registered office of the Company or at such other place as the directors determine.

11.10                     The directors may, by a resolution of directors, designate one or more committees, each consisting of one or more directors.

11.11                     Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority either to amend the Memorandum or these Articles or with respect to the matters requiring a resolution of directors under sub-clauses 9.6, 9.7 and 10.2.

11.12                     The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

12.                              OFFICERS

12.1                           The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

12.2                           The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

12.3                           The emoluments of all officers shall be fixed by resolution of directors.

12.4                           The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors. The officers may resign in the same manner as the directors.

13.                              CONFLICT OF INTERESTS

13.1                          No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any directors is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of the directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in food faith or are known by the other directors.

13.2                          A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

14.                              INDEMNIFICATION

14.1                           Subject to sub-clause 14.2 the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

14.1.1                is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer, Registered Agent or a liquidator of the Company; or

14.1.2                is or was, at the request of the Company, serving as a director, officer, Registered Agent or liquidator of or in any other capacity is or was acting for another company or a partnership, joint venture, trust or other enterprise.

14.2                           Sub-clause 14.1 only applies to a person referred to in that regulation if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

14.3                           The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had not reasonable cause to believe that his conduct was unlawful, is the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

15.                                SEAL

The directors shall provide for the safe custody of the Seal. The seal when affixes to any written instrument shall, unless otherwise provided herein, be witnessed by a director or any other person so authorized from time to time by resolution of directors.

The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and is shall have the same fore and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

16.                                DIVIDENDS

16.1.                        The Company may by a resolution of directors declare and pay dividends in money, shares or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have the responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

16.2.                        The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

16.3.                        Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

16.4.                        No dividend shall bear interest as against the Company.

16.5.                        A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

16.6.                        In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

16.7                           In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

16.8                           A division of the issued and outstanding shares of a class of series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

17.                                ACCOUNTS

The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

18.                                NOTICES

18.1                           ANY NOTICE, INFORMATION OR WRITTEN STATEMENT TO BE GIVEN BY THE Company to members must be served in the case of members holding registered shares by mail addressed to each member at the address shown in the shares register and in the case of members holding shares issued to bearer, in the manner provided in the Memorandum and in these Articles.

18.2                           Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

18.3                           Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information of written statement was mail in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

19.                                ARBITRATION

19.1                           Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns and/or directors, officers, or the Registered Agent on the other hand, or between any of the above-mentioned touching the true intent and construction of the incidence or consequences of these Articles or of the Ordinance, touching anything done or executed, omitted or suffered in pursuance of the Ordinance or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act or Ordinance affecting the company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall, before entering on the reference appoint an umpire.

19.2                           I either party to the reference makes default in appoint an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may apply before the Court for the appointment of an arbitrator to act in the place of the arbitrator or the defaulting party.

20.                                VOLUNTARY WINDING UP AND DISSOLUTION

The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

21.                                CONTINUATION

The Company may by resolution of members or by resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, SUCRE & SUCRE TRUST LIMITED, of P.O. Box 3163, CHERA CHAMBERS, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to the Articles of Association this 5 day of the month of October, 1990, in the presence of the undersigned witness.

SIGNATURES

NAME AND ADDRESS OF WITNESS	SUBSCRIBER

(sgd)	(sgd)

c/o P.O. Box 3163	SUCRE & SUCRE TRUST LIMITED

CHERA CHAMBERS	P.O. Box 3163

Road Town, Tortola	CHERA CHAMBERS

British Virgin Islands	Road Town, Tortola

British Virgin Islands

TVA COMMUNICATIONS LTD.
(the “Company”)

(An International Business Company)

WRITTEN RESOLUTION OF THE MEMBER

The undersigned, being the sole Member of the above Company, DOES HEREBY ADOPT the following resolution:

RESOLVED, that subject to Section 9.4 of the Company’s Articles of Association Placido Lorrigio is hereby removed from office and as of the date hereof is no longer a director of the Company.

RESOLVED, that in accordance with the terms of Section 9.1 of the Company’s Articles of Association Douglas Duran is hereby elected as director of the Company.

RESOLVED, for the avoidance of doubt, that Robert Civita, Angelo Silvio Rossi and José Augusto Pinto Moreira are retained in the office of directors of the Company.

RESOLVED, that Section 9.2 of the Articles of Association of the Company is hereby deleted and replaced with the following Section 9.2:

9.2                                 The Company shall have four directors.  In the event a directors resigns, is removed (by resolution of the Member), or becomes incompetent, a replacement director shall be selected as soon as practicable in accordance with the terms of Article 9.6.

RESOLVED that a new Section 11.13 of the Company’s Articles of Association be added the following language:

11.13                     Except for the resolutions mentioned in Section 21 hereof, all resolutions of the directors may be adopted by on the signature of any two of the Company’s directors.

Dated as of the 2nd, May, 1998.

Tevecap S.A.

By:	/s/ Jose Augusto P. Moreira

Jose Augusto P. Moreira
Director

By:	/s/ Claudio Cesar D’Emilio

Claudio Cesar D’Emilio
Director

TVA COMMUNICATIONS LTD.
(the “Company”)

(An International Business Company)

WRITTEN RESOLUTION OF THE MEMBER

The undersigned, being the sole Member of the above Company, DOES HEREBY ADOPT the following resolution:

RESOLVED, that subject to Section 9.4 of the Company’s Articles of Association, Angelo Silvio Rossi and Jose Augusto Pinto Moreira are hereby removed from office and as of the date hereof are no longer directors of the Company.

RESOLVED, that in accordance with the terms of Section 9.1 of the Company’s Articles of Association Carlos Eduardo Malagoni and Marcelo Vaz Bonini are hereby elected as directors of the Company.

Dated as of the 2nd, March, 2005.

Tevecap S.A.

By:	/s/ Carlos Eduardo Malagoni

Carlos Eduardo Malagoni
Director

By:	/s/ Marcelo Vax Bonini

Marcelo Vaz Bonini
Director

RESOLUTION OF THE BOARD OF DIRECTORS

OF

TVA COMMUNICATIONS LTD.

The undersigned, being Directors of TVA COMMUNICATIONS LTD., hereinafter referred to as the “Company”, an International Business Company organized under the laws of the British Virgin Islands, hereby consents to the following resolution:

RESOLVED, that subject to the Company’s Articles of Association, Carlos Eduardo Malagoni and Marcelo Vaz Bonini are hereby elected, respectively, as Chief Financial Officer and Chief Executive Officer of the Company.

Dated as of 2nd, March, 2005.

By:	/s/ Carlos Eduardo Malagoni

Carlos Eduardo Malagoni
Director

By:	/s/ Marcelo Vax Bonini

Marcelo Vaz Bonini
Director